SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

           Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01    Entry into a Material Definitive Agreement.

On August 16, 2007 (the “Effective Date”), Strategic Hotels & Resorts, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”), with David M.C. Michels, a member of the Company’s board of directors, pursuant to which Mr. Michels will provide certain consulting services to the Company relating to the Company’s European strategy.  Pursuant to the Agreement, Mr. Michels will receive, among other things, (i) annual compensation of $500,000, paid monthly, in arrears, (ii) an annual stipend of $25,000, paid monthly, to defray Mr. Michels’ administrative expenses in performing his duties under the Agreement and (iii) 7,681 restricted stock units, issued under the Company’s 2004 Incentive Plan, which shall vest in three equal installments commencing on the first anniversary of such grant, provided that Mr. Michels is still providing services to the Company, either as a consultant, director or employee, on such vesting dates.

The initial term of the Agreement is 12 months commencing on the Effective Date but will continue indefinitely thereafter unless terminated by either Mr. Michels or the Company in accordance with the Agreement.   In addition, both Mr. Michels and the Company have the right to terminate the Agreement by providing 180 days advance written notice at any time after 6 months after the Effective Date (the “Necessary Notice”). Among other things, the Agreement provides that (i) if the Company terminates Mr. Michels’ engagement without “cause” (as defined in the Agreement), during the first 12 months after the Effective Date, Mr. Michels will receive a lump sum payment equal to Mr. Michels’ annual compensation, less any compensation received by Mr. Michels through the date of termination and (ii) if the Company terminates Mr. Michels’ engagement after 12 months of the Effective Date without providing the Necessary Notice, Mr. Michels will receive payment for 6 additional months equaling a total of $250,000.

The Agreement also contains certain provisions relating to non-competition during the term of the consulting engagement with the Company and protection of the Company’s confidential information.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007 which the Company intends to file in November 2007.

A copy of the press release relating to the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated August 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula Maggio
	Name:	Paula Maggio
	Title:	Senior Vice President, Secretary and General Counsel

Date: August 22, 2007